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                                                               Exhibit 23
                                                               ----------




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of H & R Block, Inc. and subsidiaries on Form S-8 (relating to shares of Delayed Convertible Preferred Stock issuable under the Spry, Inc. 1995 Stock Option Plan) of our reports dated June 20, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of H & R Block, Inc. and subsidiaries for the year ended April 30, 1995.




/s/  Deloitte & Touche LLP

Kansas City, Missouri
October 31, 1995